As filed with the Securities and Exchange Commission on July 30, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONCEPTUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3170244 (IRS Employer Identification Number)

1021 Howard Avenue
San Carlos, California 94070
(650) 802-7240
(Address of Principal Executive Offices including Zip Code)

THE CONCEPTUS, INC.
AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Steven Bacich
President and CEO
Conceptus, Inc.
1021 Howard Avenue
San Carlos, California 94070
(650) 802-7240
(Name and Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common stock, par value $0.003 per share	1,000,000	$15.34	$15,340,511	$1,412

Preferred share purchase rights (2)	1,000,000

(1)
Estimated solely for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) for 385,250 shares subject to options previously granted under the Amended and Restated 2001 Equity Incentive Plan at a weighted average exercise price of $18.07 per share and (ii) for the remaining 614,750 shares available for future grants under the Amended and Restated 2001 Equity Incentive Plan, based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Stock Market on July 25, 2002.

(2)	Preferred share purchase rights are attached to and trade with the common stock of Conceptus, Inc. The value attributable to such rights, if any, is reflected in the market price of the common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

By a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 15, 2001, Registration No. 333-63070 (the “First Registration Statement”), the Registrant previously registered 1,000,000 shares of its Common Stock reserved for issuance from time to time in connection with the 2001 Equity Incentive Plan (the “Plan”). In March 2002, the Registrant’s Board of Directors authorized the amendment of the Plan to, among other things, increase the number of shares of Common Stock issuable thereunder by 1,000,000 shares to a total of 2,000,000 shares, which amendment was approved by the Registrant’s stockholders on May 30, 2002. The Registrant is hereby registering an additional 1,000,000 shares of Common Stock issuable under the Plan, as amended.

Pursuant to General Instruction E of Form S-8, the contents of the First Registration Statement are incorporated by reference herein with such modifications as are set forth below.

Item 3.    Incorporation of Documents by Reference

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

(a)  Conceptus’ Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-27596) (including information specifically incorporated by reference in the Registrant’s Form 10-K from the Registrant’s Definitive Proxy Statement for its 2002 Annual Meeting of Stockholders filed with the SEC on April 22, 2002), filed with the SEC on April 1, 2002;

(b)  Conceptus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 000-27596), filed with the SEC on May 13, 2002;

(c)  Conceptus’ Current Reports on Form 8-K, filed with the SEC on January 18, 2002, March 4, 2002, March 22, 2002, April 24, 2002, April 29, 2002, May 16, 2002, May 24, 2002, May 30, 2002, June 28, 2002, July 23, 2002 and July 26, 2002;

(d)  The description of the Conceptus’ common stock, par value $0.003 per share, contained in the Registrant’s registration statement on Form 8-A (File No. 000-27596), filed with the SEC on December 26, 1995; and

(e)  The description of the preferred share purchase rights contained in the Registrant’s registration statement on Form 8-A (File No. 000-27596), filed with the SEC on February 28, 1997.

In addition, all documents filed by Conceptus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.    Exhibits

See the Exhibit Index on Page 5.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on July 30th, 2002.

Conceptus, Inc.

/s/ STEVEN BACICH
Steven Bacich, President and CEO

Each person whose signature appears below constitutes and appoints Steven Bacich and Glen K. Furuta, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ STEVEN BACICH Steven Bacich	President and Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2002

/s/ GLEN K. FURUTA Glen K. Furuta	Vice President, Finance & Administration & Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2002

/s/ KATHRYN TUNSTALL Kathryn Tunstall	Chairman of the Board of Directors	July 30, 2002

/s/ FLORENCE COMITE Florence Comite	Director	July 30, 2002

Signature	Title	Date

/s/ SANFORD FITCH Sanford Fitch	Director	July 30, 2002

/s/ M.H. PLAIS Marie-Helene Plais-Cotrel	Director	July 30, 2002

/s/ RICHARD D. RANDALL Richard D. Randall	Director	July 30, 2002

/s/ PETER L. WILSON Peter L. Wilson	Director	July 30, 2002

INDEX TO EXHIBITS

EXHIBIT

4.1	Conceptus, Inc. Amended and Restated 2001 Equity Incentive Plan (1)

5.1	Opinion of Latham & Watkins

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Ernst & Young LLP, Independent Auditors

23.3	Consent of Latham & Watkins (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this registration statement).

(1)	Incorporated by reference to our Definitive Proxy Statement on Schedule 14A (File No. 000-27596) filed with the Commission on April 22, 2002.